                                                                      EXHIBIT 11

                         BRISTOL RETAIL SOLUTIONS, INC.
                    Computation of Earnings (Loss) per Share
                                                                                  Three Months Ended June 30,
                                                                                  1999                   1998
                                                                           ------------------    ------------------

BASIC LOSS PER SHARE
       Net income (loss)                                                   $          44,902     $           4,454
       Accretion related to Series A Convertible Preferred Stock                     (52,500)                   --
       Accretion related to Series B Preferred Stock
       Imputed dividends for Series A Convertible Preferred Stock                         --                    --
       Cumulative dividends for Series A Convertible Preferred Stock                      --               (15,000)
       Cumulative dividends for Series B Preferred Stock                             (12,500)                   --
                                                                           ------------------    ------------------
       Net loss applicable to common stockholders                          $         (20,098)    $         (10,546)
                                                                           ==================    ==================
       Weighted average number of common shares outstanding during the
           period                                                                  6,963,282             5,660,503
                                                                           ==================    ==================
Basic loss to common stockholders per share                                $           (0.00)    $           (0.00)
                                                                           ==================    ==================

DILUTED LOSS PER SHARE
       Net loss applicable to common stockholders                          $         (20,098)    $         (10,546)
       Plus: Income impact of assumed conversion-Preferred dividends                      --                15,000
                                                                           ------------------    ------------------
       Net loss applicable to common stockholders                          $         (20,098)    $           4,454
                                                                           ==================    ==================
       Weighted average number of common shares outstanding during the
           period                                                                  6,963,282             5,660,503
       Effect of stock options, warrants and convertible preferred stock treated as common stock equivalents under the treasury stock
           method                                                                         --               455,792
                                                                           ------------------    ------------------
           Total shares                                                            6,963,282             6,116,295
                                                                           ==================    ==================
Diluted earnings (loss) to common stockholders per share                   $           (0.00)    $            0.00
                                                                           ==================    ==================

                                                                                   Six Months Ended June 30,
                                                                                 1999                   1998
                                                                           ------------------    ------------------
BASIC LOSS PER SHARE
       Net loss                                                            $        (452,913)    $        (448,726)
       Accretion related to Series A Convertible Preferred Stock                          --              (241,916)
       Accretion related to Series B Preferred Stock                                 (52,500)                   --
       Imputed dividends for Series A Convertible Preferred Stock                         --              (227,589)
       Cumulative dividends for Series A Convertible Preferred Stock                      --               (17,333)
       Cumulative dividends for Series B Preferred Stock                             (12,500)                   --
                                                                           ------------------    ------------------
       Net loss applicable to common stockholders                          $        (517,913)    $        (935,563)
                                                                           ==================    ==================
       Weighted average number of common shares outstanding during the
           period                                                                  6,939,532             5,606,380
                                                                           ==================    ==================
Basic loss to common stockholders per share                                $           (0.07)    $           (0.17)
                                                                           ==================    ==================

DILUTED LOSS PER SHARE
       Net loss applicable to common stockholders                          $        (517,913)    $        (935,563)
       Plus: Income impact of assumed conversion-Preferred dividends                      --                    --
                                                                           ------------------    ------------------
       Net loss applicable to common stockholders                          $        (517,913)    $        (935,563)
                                                                           ==================    ==================
       Weighted average number of common shares outstanding during the
           period                                                                  6,939,532             5,606,380
       Effect of stock options, warrants and convertible preferred stock treated as common stock equivalents under the treasury stock
           method                                                                         --                    --
                                                                           ------------------    ------------------
           Total shares                                                            6,939,532             5,606,380
                                                                           ==================    ==================
Diluted loss to common stockholders per share                              $           (0.07)    $           (0.17)
                                                                           ==================    ==================